UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2007

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 405-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 27, 2007, Clare Moran, Executive Vice President and Controller of AXIS Capital Holdings Limited (the “Company”) notified the Company of her resignation from her position for personal reasons.

(c)  In connection with the resignation of Ms. Moran, on March 5, 2007, the Company appointed Mr. Gordon W. McFadden as Senior Vice President and Controller.  Mr. McFadden, 37, previously served as Vice President and Controller of the Company’s subsidiary AXIS Specialty Europe Limited from March 2003 to the present.  Prior to joining AXIS Specialty Europe Limited, Mr. McFadden was employed from January 2000 to March 2003 with Zurich Financial Services, serving as Finance Manager for the International and Specialty Lines general insurance units in London.  Mr. McFadden is a Chartered Accountant, a member of the Institute of Chartered Accountants in Ireland and holds a B.Sc. (Management) from Trinity College Dublin.  Mr. McFadden will be eligible to participate in the Company’s 2003 Long-Term Equity Compensation Plan and the 2004 Annual Incentive Plan, each as described in the Company’s Proxy Statement on Schedule 14A for the 2006 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on March 20, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

3